SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 30, 2002

Agere Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397 (Commission File Number)	22-3746606 (IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania (Address of principal executive offices)	18109 (Zip Code)

(610) 712-6011 (Registrant's Telephone Number)

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Item 5. Other Events.

On September 30, 2002, we completed the sale of our analog line card business for $70 million in cash.

On September 30, 2002, our bank credit facility will expire in accordance with its terms. Prior to its expiration, we had completely paid down the facility and had no outstanding borrowings. We expect to have approximately $900 million of cash and cash equivalents as of September 30, 2002. We believe we have sufficient cash and cash equivalents on hand to meet our projected cash requirements, including the cash requirements of our facilities consolidation, our exit of the optoelectronics business and our other announced restructuring activities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AGERE SYSTEMS INC.

Date:  September 30, 2002           By:   /s/ Mark T. Greenquist
                                    Name:  Mark T. Greenquist
                                    Title: Executive Vice President and
                                           Chief Financial Officer